WILBANKS, SMITH & THOMAS ASSET MANAGEMENT, INC.

                            ADVISOR'S CODE OF ETHICS

                              Dated August 31, 2000

     Pursuant to Rule 17j-1 under the Investment Company Act of 1940 ("Act"), the following Code of Ethics is adopted by Wilbanks, Smith & Thomas Asset Management, Inc., a registered investment adviser and a Virginia Corporation. Wilbanks, Smith & Thomas Asset Management, Inc. provides investment advisory services for the WST Growth Fund (the "Fund"), a series of the Nottingham Investment Trust II.

     This Code of Ethics is intended to ensure that all acts, practices and courses of business engaged in by access person (as defined) of Wilbanks, Smith & Thomas Asset Management, Inc. reflect high standards and comply with the requirements of Section 17(j) of the Act and Rule 17j-1 thereunder.

I.   Definitions

     A. "Access Person" means any director, trustee, officer, general partner, managing member, or advisory person (as defined) of Wilbanks, Smith & Thomas Asset Management, Inc.

     B. "Advisory Person" means (1) any employee of Wilbanks, Smith & Thomas Asset Management, Inc. (or of any company in a control relationship to Wilbanks, Smith & Thomas Asset Management, Inc.) who, in connection with his or her regular functions or duties, makes, participates in, or obtains information regarding the purchase or sale of a security (as defined in this Code of Ethics) by the Fund, or whose functions relate to the making of any recommendations with respect to such purchases or sales; and (2) any natural person in a control relationship to Wilbanks, Smith & Thomas Asset Management, Inc. who obtains information concerning recommendations made to the Fund with regard to the purchase or sale of a security by the Fund.

     C. "Beneficial Ownership" shall be interpreted in the same manner as it would be under Rule 16a-1(a)(2) in determining whether a person subject to the provisions of Section 16 of the Securities Exchange Act of 1934 and the rules and regulations thereunder.

     D. "Control" shall have the same meaning as that set forth in Section 2(a)(9) of the Act. Section 2(a)(9) provides that "control" generally means the power to exercise a controlling influence over the management or policies of a company, unless such power is solely the result of an official position with such company.

     E. A "security held or to be acquired" means: (1) any security which, within the most recent 7 days: (a) is or has been held by the Fund; or (b) is being considered by Wilbanks, Smith & Thomas Asset Management, Inc. or the Fund for purchase by the Fund; and (2) any option to purchase or sell, and any security convertible into or exchangeable for, a security described in clause
(1) above.

     F. An "initial public offering" means an offering of securities registered under the Securities Act of 1933, the issuer of which, immediately before the registration, was not subject to the reporting requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934.

     G. "Investment personnel" means: (1) any employee of Wilbanks, Smith & Thomas Asset Management, Inc. (or any company in a control relationship to Wilbanks, Smith & Thomas Asset Management, Inc.) who, in connection with his or her regular functions or duties, makes or participates in making recommendations regarding the purchase or sale of securities by the Fund; and (2) any natural person who controls Wilbanks, Smith & Thomas Asset Management, Inc. or the Fund and who obtains information concerning recommendations made to the Fund regarding the purchase or sale of securities by the Fund.

     H. A "limited offering" means an offering that is exempt from registration under the Securities Act of 1933 pursuant to Section 4(2) or Section 4(6) or pursuant to Rule 504, Rule 505, or Rule 506 under the Securities Act of 1933.

     I. "Portfolio Manager" means an employee of Wilbanks, Smith & Thomas Asset Management, Inc. who is authorized to make investment decisions on behalf of the Fund.

     J. "Purchase or sale" for purposes of this Code of Ethics and each Appendix thereto includes, among other things, the writing of an option to purchase or sell a security.

     K. "Security" shall have the meaning set forth in Section 2(a)(36) of the Act, except that it shall not include direct obligations of the Government of the United States, bankers' acceptances, bank certificates of deposit, commercial paper and high quality short-term debt instruments, including repurchase agreements, and shares of registered open-end investment companies, or such other securities as may be excepted under the provisions of Rule 17j-1.

II.  Legal Requirement

     Rule 17j-l under the Investment Company Act of 1940 makes it unlawful for Wilbanks, Smith & Thomas Asset Management, Inc., as investment adviser of the Fund, or any affiliated person of Wilbanks, Smith & Thomas Asset Management, Inc. in connection with the purchase and sale by such person of a security held or to be acquired by the Fund:

     (1)  To employ any device, scheme or artifice to defraud the Fund;

     (2) To make to the Fund any untrue statement of a material fact or omit to state to the Fund a material fact necessary in order to make the statements made, in light of the circumstances under which they are made, not misleading;

     (3) To engage in any act, practice, or course of business which operates or would operate as a fraud or deceit upon the Fund; or

     (4)  To engage in any manipulative practice with respect to the Fund.

     To assure compliance with these restrictions, Wilbanks, Smith & Thomas Asset Management, Inc. adopts and agrees to be governed by the provisions contained in this Code of Ethics.

III. General Principles

     Wilbanks, Smith & Thomas Asset Management, Inc. and each of its Access Persons shall be governed by the following principles:

     A. No Access Person shall engage in any act, practice or course of conduct that would violate the provisions of Rule 17j-l set forth above;

     B. The interests of the Fund and its shareholders are paramount and come before the interests of any Access Person or employee;

     C. Personal investing activities of all Access Persons shall be conducted in a manner that shall avoid actual or potential conflicts of interest with the Fund and its shareholders; and

     D. Access Persons shall not use such positions, or any investment opportunities presented by virtue of such positions, to the detriment of the Fund and its shareholders.

IV.  Substantive Restrictions

     A. Blackout Periods. The price paid or received by the Fund for any investment should not be affected by a buying or selling interest on the part of an Access Person, or otherwise result in an inappropriate advantage to the Access Person. To that end:

     (1) No Access Person shall enter an order for the purchase or sale of an investment which the Fund is, or is considering, purchasing or selling until the day after the Fund's transactions in that investment have been completed, unless the Compliance Officer determines that it is clear that, in view of the nature of the investment and the market for such investment, the order of the Access Person will not affect the price paid or received by the Fund; and

     (2) A Portfolio Manager of Wilbanks, Smith & Thomas Asset Management, Inc. may not buy or sell a security within seven days before or after the Fund trades in the security.

     B. Initial Public Offerings and Limited Offerings.

     (1) No investment personnel may acquire any direct or indirect Beneficial Ownership in any securities in an initial public offering or in a limited offering unless the Compliance Officer of Wilbanks, Smith & Thomas Asset Management, Inc. has authorized the transaction in advance.

     (2) Investment personnel who have been authorized to acquire securities in a limited offering must disclose his or her interest if he or she is involved in the Fund's consideration of an investment in such issuer. Any decision to acquire such issuer's securities on behalf of the Fund shall be subject to review by investment personnel with no personal interest in the issuer.

     C. Acceptance of Gifts. Investment personnel must not accept gifts in excess of limits contained in the Conduct Rules of the National Association of Securities Dealers, Inc. from any entity doing business with or on behalf of Wilbanks, Smith & Thomas Asset Management, Inc. or the Fund.

     D. Service on Boards. Investment personnel shall not serve on the boards of directors of publicly traded companies, or in any similar capacity, absent the prior approval of such service by the Compliance Officer following the receipt of a written request for such approval. In the event such a request is approved, procedures shall be developed to avoid potential conflicts of interest.

     E. Disgorgement. Any profits derived from securities transactions in violation of paragraphs IV.A-IV.B, above, shall be forfeited and paid to the Fund for the benefit of its or their shareholders. Gifts accepted in violation of paragraph IV.C shall be forfeited, if practicable, and/or dealt with in any manner determined appropriate and in the best interests of the Fund and its shareholders.

     F. Exemptions. The restrictions of this Section IV shall not apply to the following transactions unless the Compliance Officer determines that such transactions violate the provisions of Section III of this Code of Ethics:

     (1)  Reinvestments of dividends pursuant to a plan;

     (2) Transactions in instruments which are excepted from the definition of security in this Code of Ethics.

     (3) Transactions in which direct or indirect Beneficial Ownership is not acquired or disposed of;

     (4) Transactions in accounts as to which an Access Person has no investment control;

     (5)  Transactions that are non-volitional on the part of the Access Person.


V.   Procedures

     A. Reporting. In order to provide Wilbanks, Smith & Thomas Asset Management, Inc. with information to enable it to determine with reasonable assurance whether the provisions of Rule 17j-1 are being observed by its Access Persons, each Access Person of Wilbanks, Smith & Thomas Asset Management, Inc. shall submit the following reports in the forms attached hereto as Exhibits A-D to Wilbanks, Smith & Thomas Asset Management, Inc.'s Compliance Officer (or his or her delegate) showing all transactions in securities in which the person has, or by reason of such transaction acquires, any direct or indirect Beneficial
Ownership:

     (1) Initial Holding Report. Exhibit A shall initially be filed no later than 10 days after that person becomes an Access Person.

     (2) Quarterly Reports. Exhibits B and C shall be filed no later than 10 days after the end of each calendar quarter, but transactions over which such person had no direct or indirect influence or control need not be reported. No such periodic report needs to be made if the report would duplicate information required to be recorded under Rule 204-2(a)(12) or Rule 204-2(a)(13) under the Investment Advisers Act of 1940, or information contained in broker trade confirmations or account statements received by Wilbanks, Smith & Thomas Asset Management, Inc. no later than 10 days after the end of each calendar quarter and/or information contained in Wilbanks, Smith & Thomas Asset Management, Inc.'s records.

     (3) Annual Report. Exhibit D must be submitted by each Access Person within 30 days after the end of each calendar year.

     B. Duplicate Copies. Each Access Person, with respect to each brokerage account in which such Access Person has any beneficial interest shall arrange that the broker shall mail directly to the Compliance Officer at the same time they are mailed or furnished to such Access Person (a) duplicate copies of the broker's trade confirmation covering each transaction in securities in such account and (b) copies of periodic statements with respect to the account.

     C. Notification; Annual Certification. The Compliance Officer (or his or her delegate) shall notify each Access Person of Wilbanks, Smith & Thomas Asset Management, Inc. who may be required to make reports pursuant to this Code of Ethics, that such person is subject to reporting requirements and shall deliver a copy of this Code of Ethics to each such person. The Compliance Officer shall annually obtain written assurances in the form attached hereto from each Access Person that he or she is aware of his or her obligations under this Code of Ethics and has complied with the Code of Ethics and with its reporting requirements.



VI.  Review and Enforcement

     A. Review.

     (1) The Compliance Officer (or his or her delegate) shall from time to time review the reported personal securities transactions of Access Persons for compliance with the requirements of this Code of Ethics.

     (2) If the Compliance Officer (or his or her delegate) determines that a violation of this Code of Ethics may have occurred, before making a final determination that a material violation has been committed by an individual, the Compliance Officer (or his or her delegate) may give such person an opportunity to supply additional information regarding the matter in question.

     B. Enforcement.

     (1) If the Compliance Officer (or his or her delegate) determines that a material violation of this Code of Ethics has occurred, he or she shall promptly report the violation to the Trustees of the Fund. The Trustees, with the exception of any person whose transaction is under consideration, shall take action as they consider appropriate, including imposition of any sanctions they consider appropriate.

     (2) No person shall participate in a determination of whether he or she has committed a violation of this Code of Ethics or in the imposition of any sanction against himself or herself.

     C. Reporting to Board. No less frequently than annually, Wilbanks, Smith & Thomas Asset Management, Inc. shall furnish to the Fund's Board of Trustees, and the Board must consider, a written report that:

     (1) Describes any issues arising under the Code of Ethics or procedures since the last report to the Board of Trustees, including, but not limited to, information about material violations of the Code of Ethics or procedures and sanctions imposed in response to the material violations; and

     (2) Certifies that Wilbanks, Smith & Thomas Asset Management, Inc. has adopted procedures reasonably necessary to prevent Access Persons from violating this Code of Ethics.

VII.     Records

     Wilbanks, Smith & Thomas Asset Management, Inc. shall maintain records in the manner and to the extent set forth below, which records shall be available for appropriate examination by representatives of the Securities and Exchange Commission.

     o A copy of this Code of Ethics and any other code of ethics which is, or at any time within the past five years has been, in effect shall be preserved in an easily accessible place;

     o A record of any violation of this Code of Ethics and of any action taken as a result of such violation shall be preserved in an easily accessible place for a period of not less than five years following the end of the fiscal year in which the violation occurs;

     o A copy of each report made pursuant to this Code of Ethics by an Access Person, including any information provided in lieu of reports, shall be preserved by Wilbanks, Smith & Thomas Asset Management, Inc. for a period of not less than five years from the end of the fiscal year in which it is made, the first two years in an easily accessible place;

     o A list of all persons who are, or within the past five years have been, required to make reports pursuant to this Code of Ethics, or who are or were responsible for reviewing these reports, shall be maintained in an easily accessible place;

     o A copy of each report to the Board shall be preserved by Wilbanks, Smith & Thomas Asset Management, Inc. for at least five years after the end of the fiscal year in which it is made, the first two years in an easily accessible place; and

     o Wilbanks, Smith & Thomas Asset Management, Inc. shall preserve a record of any decision, and the reasons supporting the decision, to approve the acquisition by investment personnel of securities under
          Section IV.B of this Code of Ethics for at least five years after the end of the fiscal year in which the approval is granted, the first two years in an easily accessible place.

VIII.    Confidentiality

     All reports of securities transactions and any other information filed with Wilbanks, Smith & Thomas Asset Management, Inc. pursuant to this Code of Ethics, shall be treated as confidential, except as regards appropriate examinations by representatives of the Securities and Exchange Commission.

                             ANNUAL CERTIFICATION OF
                 Wilbanks, Smith & Thomas Asset Management, Inc.




         The undersigned hereby certifies on behalf of Wilbanks, Smith & Thomas Asset Management, Inc. to the Board of Trustees of Nottingham Investment Trust II pursuant to Rule 17j-1(c)(2)(B) under the Investment Company Act of 1940, and pursuant to Section VI.C(2) of Wilbanks, Smith & Thomas Asset Management, Inc.'s Code of Ethics, that Wilbanks, Smith & Thomas Asset Management, Inc. has adopted procedures that are reasonably necessary to prevent Access Persons from violating the Code of Ethics.




Date:  ______________________               ____________________________________
                                            Compliance Officer

                        ANNUAL CERTIFICATE OF COMPLIANCE




_____________________________
Name (please print)

         This is to certify that the attached Code of Ethics was distributed to me on __________, 2000. I have read and understand the Code of Ethics, and I understand my obligations thereunder. I certify that I have complied with the Code of Ethics during the course of my association with Wilbanks, Smith & Thomas Asset Management, Inc., and that I will continue to do so in the future. Moreover, I agree to promptly report to the Compliance Officer any violation or possible violation of the Code of Ethics of which I become aware.

         I understand that violation of the Code of Ethics will be grounds for disciplinary action or dismissal and may also be a violation of federal and/or state securities laws.




____________________________________
Signature

____________________________________
Date

                                    EXHIBIT A

                 Wilbanks, Smith & Thomas Asset Management, Inc.


                             Initial Holdings Report



To the Compliance Officer:

         As of the below date, I held the following position in these securities in which I may be deemed to have a direct or indirect Beneficial Ownership, and which are required to be reported pursuant to Wilbanks, Smith & Thomas Asset Management, Inc.'s Code of Ethics:


------------------------------------ ------------ -------------- ------------------------------------------------
                                                                                Broker/Dealer or
                                       No. of       Principal                      Bank Where
             Security                  Shares        Amount                      Account is Held
------------------------------------ ------------ -------------- ------------------------------------------------
------------------------------------ ------------ -------------- ------------------------------------------------

------------------------------------ ------------ -------------- ------------------------------------------------
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------------------------------------ ------------ -------------- ------------------------------------------------
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------------------------------------ ------------ -------------- ------------------------------------------------
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------------------------------------ ------------ -------------- ------------------------------------------------




         This report (i) excludes holdings with respect to which I had no direct or indirect influence or control, and (ii) is not an admission that I have or had any direct or indirect Beneficial Ownership in the securities listed above.

Date:  ____________________________        Signature:  _________________________

                                    EXHIBIT B

                 Wilbanks, Smith & Thomas Asset Management, Inc.


                          Securities Transaction Report

                For the Calendar Quarter Ended _________________

To the Compliance Officer:

         During the quarter referred to above, the following transactions were effected in securities in which I may be deemed to have had, or by reason of such transaction acquired, direct or indirect Beneficial Ownership, and which are required to be reported pursuant to Wilbanks, Smith & Thomas Asset Management, Inc.'s Code of Ethics:

---------------------------------- ----------------- ------------ ------------------ ----------------- ------------ ----------------
                                                                                                                        Broker/
                                                                                         Nature of                     Dealer or
            Security                                                  Principal         Transaction                      Bank
including interest and maturity        Date of          No. of        Amount of         (Purchase,                       Whom
      maturity date, if any)          Transaction       Shares       Transaction       Sale, Other)       Price        Effected
 ------------------------------       -----------       ------       -----------       ------------      --------     ----------
---------------------------------- ----------------- ------------ ------------------ ----------------- ------------ ----------------
---------------------------------- ----------------- ------------ ------------------ ----------------- ------------ ----------------

---------------------------------- ----------------- ------------ ------------------ ----------------- ------------ ----------------
---------------------------------- ----------------- ------------ ------------------ ----------------- ------------ ----------------

---------------------------------- ----------------- ------------ ------------------ ----------------- ------------ ----------------
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---------------------------------- ----------------- ------------ ------------------ ----------------- ------------ ----------------

---------------------------------- ----------------- ------------ ------------------ ----------------- ------------ ----------------



         This report (i) excludes transactions with respect to which I had no direct or indirect influence or control, and (ii) is not an admission that I have or had any direct or indirect Beneficial Ownership in the securities listed above.

Date:  ____________________________        Signature:  _________________________

                                    EXHIBIT C

                 Wilbanks, Smith & Thomas Asset Management, Inc.


                          Account Establishment Report

                For the Calendar Quarter Ended _________________

To the Compliance Officer:

         During the quarter referred to above, the following accounts were established for securities in which I may be deemed to have a direct or indirect Beneficial Ownership, and is required to be reported pursuant to Wilbanks, Smith & Thomas Asset Management, Inc.'s Code of Ethics:



----------------------------------------------------- ----------------------
                  Broker/Dealer or                            Date
                     Bank Where
                    Account Was                            Account Was
                    Established                            Established
----------------------------------------------------- ----------------------
----------------------------------------------------- ----------------------

----------------------------------------------------- ----------------------
----------------------------------------------------- ----------------------

----------------------------------------------------- ----------------------
----------------------------------------------------- ----------------------

----------------------------------------------------- ----------------------
----------------------------------------------------- ----------------------

----------------------------------------------------- ----------------------
----------------------------------------------------- ----------------------

----------------------------------------------------- ----------------------












Date:  ____________________________        Signature:  _________________________

3




                                    EXHIBIT D

                 Wilbanks, Smith & Thomas Asset Management, Inc.



                             Annual Holdings Report



To the Compliance Officer:

         As of December 31, ___, I held the following positions in securities in which I may be deemed to have a direct or indirect Beneficial Ownership, and which are required to be reported pursuant to Wilbanks, Smith & Thomas Asset Management, Inc.'s Code of Ethics:



------------------------------------ ------------ -------------- ------------------------------------------------
             Security                  No. of       Principal                   Broker/Dealer or
                                                                                   Bank Where
                                       Shares        Amount                      Account is Held
------------------------------------ ------------ -------------- ------------------------------------------------
------------------------------------ ------------ -------------- ------------------------------------------------

------------------------------------ ------------ -------------- ------------------------------------------------
------------------------------------ ------------ -------------- ------------------------------------------------

------------------------------------ ------------ -------------- ------------------------------------------------
------------------------------------ ------------ -------------- ------------------------------------------------

------------------------------------ ------------ -------------- ------------------------------------------------
------------------------------------ ------------ -------------- ------------------------------------------------

------------------------------------ ------------ -------------- ------------------------------------------------
------------------------------------ ------------ -------------- ------------------------------------------------

------------------------------------ ------------ -------------- ------------------------------------------------
------------------------------------ ------------ -------------- ------------------------------------------------

------------------------------------ ------------ -------------- ------------------------------------------------
------------------------------------ ------------ -------------- ------------------------------------------------

------------------------------------ ------------ -------------- ------------------------------------------------
------------------------------------ ------------ -------------- ------------------------------------------------

------------------------------------ ------------ -------------- ------------------------------------------------
------------------------------------ ------------ -------------- ------------------------------------------------

------------------------------------ ------------ -------------- ------------------------------------------------
------------------------------------ ------------ -------------- ------------------------------------------------

------------------------------------ ------------ -------------- ------------------------------------------------


         This report is not an admission that I have or had any direct or indirect Beneficial Ownership in the securities listed above.

Date:  ____________________________       Signature:  _________________________